EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1)
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                               Nine Months to
Three Months to
                                                                September 30
September 30
                                                           _____________________
_____________________
                                                             1994        1993
1994        1993
________________________________________________________________________________
_________________________
EARNINGS PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Income before cumulative effect of change
    in accounting principle. . . . . . . . . . . . . .     $109,430     $102,385
$(24,557)    $(29,965)
  Cumulative effect prior to January 1, 1993,
    of applying Statement of Financial Accounting
    Standards No. 109 (SFAS No. 109) . . . . . . . . .           -        17,422
- - -            -
                                                           ________     ________
________     ________

  Net income . . . . . . . . . . . . . . . . . . . . .     $109,430     $119,807
$(24,557)    $(29,965)
                                                           ========     ========
========     ========

  Average common shares outstanding. . . . . . . . . .       92,991       92,769
93,017       92,893
                                                           ________     ________
________     ________

  Earnings per share of common stock
    Income before cumulative effect of change
      in accounting principle. . . . . . . . . . . . .     $   1.18     $   1.10
$   (.26)    $   (.32)
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109 . . . . . . . . . . . .           -           .19
- - -            -
                                                           ________     ________
________     ________

    Net income . . . . . . . . . . . . . . . . . . . .     $   1.18     $   1.29
$   (.26)    $   (.32)
                                                           ========     ========
========     ========



PRIMARY EARNINGS PER SHARE

  Income before cumulative effect of change
    in accounting principle. . . . . . . . . . . . . .     $109,430     $102,385
$(24,557)    $(29,965)
  Cumulative effect prior to January 1, 1993,
    of applying SFAS No. 109 . . . . . . . . . . . . .           -        17,422
- - -            -
                                                           ________     ________
________     ________

  Net income . . . . . . . . . . . . . . . . . . . . .     $109,430     $119,807
$(24,557)    $(29,965)
                                                           ========     ========
========     ========

  Average common shares outstanding. . . . . . . . . .       92,991       92,769
93,017       92,893
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .           97          342
75          394
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       93,088       93,111
93,092       93,287
                                                           ________     ________
________     ________

  Primary earnings per share
    Income before cumulative effect of change
      in accounting principle. . . . . . . . . . . . .     $   1.18     $   1.10
$   (.26)    $   (.32)
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109 . . . . . . . . . . . .           -           .19
- - -            -
                                                           ________     ________
________     ________

    Net income . . . . . . . . . . . . . . . . . . . .     $   1.18     $   1.29
$   (.26)(2) $   (.32)(2)
                                                           ========     ========
========     ========
________________________________________________________________________________
_________________________

                                                                   EXHIBIT 11
                                                                   (Cont.)


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1) (Continued)
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                               Nine Months to
Three Months to
                                                                September 30
September 30
                                                           ____________________
_____________________
                                                             1994        1993
1994         1993
________________________________________________________________________________
_________________________
FULLY DILUTED EARNINGS PER SHARE (Note 2)

  Income before cumulative effect of change
    in accounting principle. . . . . . . . . . . . . .     $109,430     $102,385
$(24,557)    $(29,965)
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        9,022        9,347
2,974        3,079
                                                           ________     ________
________     ________
  Income before cumulative effect of change
    in accounting principle, as adjusted . . . . . . .      118,452      111,732
(21,583)     (26,886)
  Cumulative effect prior to January 1, 1993,
    of applying SFAS No. 109 . . . . . . . . . . . . .           -        17,422
- - -            -
                                                           ________     ________
________     ________

  Net income, as adjusted. . . . . . . . . . . . . . .     $118,452     $129,154
$(21,583)    $(26,886)
                                                           ========     ========
========     ========

  Average common shares outstanding. . . . . . . . . .       92,991       92,769
93,017       92,893
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          117          386
75          426
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,583        4,630
4,583        4,630
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       97,691       97,785
97,675       97,949
                                                           ________     ________
________     ________

  Fully diluted earnings per share
    Income before cumulative effect of change
      in accounting principle, as adjusted . . . . . .     $   1.21     $   1.14
$   (.22)    $   (.27)
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109 . . . . . . . . . . . .           -           .18
- - -            -
                                                           ________     ________
________     ________

    Net income, as adjusted. . . . . . . . . . . . . .     $   1.21     $   1.32
$   (.22)    $   (.27)
                                                           ========     ========
========     ========

________________________________________________________________________________
_________________________

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to either paragraph 30 or 40 of APB Opinion No. 15 because the assumed conversion of the
     7 1/4% Convertible Subordinated Debentures and/or the assumed exercise of stock options produce an antidilutive result.